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                                                                     Exhibit (i)

                         Allstate Life Insurance Company
                          Law and Regulation Department
                          3100 Sanders Road, Suite J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-6461
                             Facsimile 847-402-3781



Bruce A. Teichner
Associate Counsel


June 20, 2001

To:               LSA Variable Series Trust

From:             Bruce A. Teichner

Re:               Form N-1/A Registration Statement under the Securities Act of
                  1933, as amended

Sec File Nos.     333-80845; 811-09379

With reference to the Registration Statement filed by LSA Variable Series Trust (the "Trust") with the Securities and Exchange Commission on Form N-1/A, I have examined such documents and such law as I have considered necessary and appropriate and, on the basis of such examination, it is my opinion that the securities issued by the Trust, and registered by the above-captioned Registration Statement, when issued, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the above-captioned Registration Statement.

Sincerely,





/s/Bruce A. Teichner
--------------------

Bruce A. Teichner
Associate Counsel